Exhibit 10.67

SECOND AMENDMENT TO THE
LAUREATE EDUCATION, INC. 2013 LONG-TERM INCENTIVE PLAN

This Second Amendment to the Laureate Education, Inc. 2013 Long-Term Incentive Plan (this “Second Amendment”), effective as of December 14, 2016, is made and entered into by Laureate Education, Inc., a Delaware public corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Laureate Education, Inc. 2013 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 15 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan, to increase the aggregate number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan as set forth in Article 5 of the Plan; and

WHEREAS, the Board intends to submit this Amendment to the Company’s shareholders for approval.

NOW, THEREFORE, in accordance with Article 15 of the Plan, the Company hereby amends the Plan as follows:

1.              Section 5(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(a):

5(a)                          Initial Share Pool.  As of the effective date of the Second Amendment, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be equal to the sum of (i) 48,683,673 shares plus (ii) the number of unallocated shares of Common Stock available for issuance as of the Effective Date under Laureate’s 2007 Plan that are not then subject to outstanding Awards.

2.              This Amendment shall be effective on the date first set forth above. In the event shareholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as incentive stock options within the meaning of Section 422 of the Code.

3.              Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

LAUREATE EDUCATION, INC.

By:	/s/ Robert W. Zentz

Name:	Robert W. Zentz

Title:	Senior Vice President and General Counsel